SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON,  DC  20549

                                   FORM 8-K



                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934


                                OCTOBER 5, 1998

                           ------------------------
                                Date of Report
                       (Date of earliest event reported)


                            POWERCOLD  CORPORATION
             -----------------------------------------------------

            (Exact name of registrant as specified in its charter)


         Nevada                  33-19584                 23-2582701
-----------------------   ----------------------  -------------------------
(State of Incorporation)   (Commission File No.)  (IRS Employer Ident. No.)



                              103 GUADALUPE DRIVE
                              CIBOLO, TEXAS 78108
                    ---------------------------------------
                   (Address of principal executive offices)


                                 210-659-8450

                        ------------------------------
                        (Registrant's telephone number)




ITEM 1 - CHANGES IN CONTROL OF REGISTRANT
     None

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

     None

ITEM 3 - BANKRUPTCY OR RECEIVERSHIP
     None

ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
     None


ITEM 5 - OTHER EVENTS


Effective October 1, 1998, Channel freeze Technologies, Inc., a wholly owned subsidiary of the Company, acquired eighty percent (80%) of the related assets and business of Channel Ice Technologies from Los Angeles, CA. based Sir Sorldwide, LLC for cash, royalties and stock options.

Channel Ice Technologies has a proprietary, multi patented, multi purpose freezing system that is highly efficient. It can be employed for freezing virtually any liquid or semi liquid product in a variety of industries including: ice plants, fish, meat and produce food products, fruit and juice products, food by-products, recreational snow for theme parks and ski resorts, plus many other applications. The Channel Ice System was introduced to the market in 1995, and todate there are ten (10) systems installed worldwide.

A major new application for the Channel Ice System is in municipal water systems, pulp and paper plants, refineries and utilities where solids are economically separated from industrial waste by the freeze/thaw method. The water in the frozen sludge drains off during thaw and the remaining materials are then disposed of and recycled at a greatly reduced cost.

ITEM 6 - RESIGNATIONS OF REGISTRANT'S DIRECTORS

     None

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     a.   None
     b.   None
     c.   Exhibits

          10.1 - Agreement
          10.2 - First Amendment To Agreement
          10.3 - Royalty Agreement
          99.1 - Sir Worldwide Certification and Opinion
          99.2 - Sir Worldwide Resolutions of the Members
          99.3 - Letter from Oppenheimer Wolff & Donnelly LLP
          99.4 - Sir Worldwide Asset Listings


ITEM 8 - CHANGE IN FISCAL YEAR
     None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:   OCTOBER 5, 1998


                                   POWERCOLD CORPORATION


                                   /s/Francis L. Simola
                                   ----------------------

                                   FRANCIS  L. SIMOLA
                                   PRESIDENT/CEO